Exhibit 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Second Amendment (“Amendment”) to that certain EMPLOYMENT AGREEMENT (the “Agreement”) entered into as of January 1, 2012 by and between OSI Systems, Inc., a Delaware corporation (the “Company”), and Deepak Chopra (“Executive”), as previously amended effective July 1, 2015, is hereby made effective  December 31, 2017.

In consideration of the mutual promises contained herein, the parties agree as follows:

1.             Section 2 of the Agreement is hereby amended and restated in its entirety to provide as follows:

2.  Term.  This term of the Agreement is hereby extended and shall end on January 1, 2024 (the new “Scheduled Retirement Date”), unless sooner terminated pursuant to Section 4 of the Agreement (“Term”). If the Executive continues employment after the Scheduled Retirement Date, such employment shall no longer be subject to the terms of this Agreement but shall continue on an “at-will” basis and/or subject to such terms and conditions as the parties may mutually agree at such time.  For purposes of this Agreement, the “Completion Date” shall be defined as the Executive’s actual final date of employment and shall coincide with the Executive’s “Separation from Service” as such term is defined in Section 8.12.

2.             Section 3.3 shall be amended to increase the minimum term life insurance coverage payable to the Executive’s designated beneficiary from Ten Million Dollars to Twenty Million Dollars.

3.             Section 4.4.1 is hereby amended to add the following additional sentence to the end of that paragraph:

Notwithstanding the foregoing, amounts awarded, accrued, paid or payable under Section 4.4.5 shall not be taken into account or included in calculating the amount of the Severance Payment under this Section 4.4.1 and the Severance Payment payable hereunder shall be reduced by the present value of any and all amounts paid or payable under Section 4.4.5.

4.             Section 4.2.2 is hereby amended to add the following sentence to the end of that paragraph:

Notwithstanding the foregoing, amounts awarded, accrued, paid or payable under Section 4.4.5 shall not be taken into account or included in calculating the amount of the Alternative Payment under this Section 4.4.1 and the Alternative Payment payable hereunder shall be reduced by the present value of any and all amounts paid or payable under Section 4.4.5.

5.             Section 4.4.5 of the Agreement is hereby amended to provide that the Stay Bonus shall be fixed at thirteen million, five hundred thousand dollars ($13,500,000) and shall be paid in the form of a single lump sum cash payment, less appropriate deductions and withholding, on or within 45 days after January 1, 2024, in compliance with all requirements of Code Section 409A, without regard to whether the Executive’s employment continues beyond the Scheduled Retirement Date; provided, however, in the event of Executive’s death or disability (as defined in Code Section 409A) after January 1, 2019, the Stay Bonus shall be paid within forty-five (45) days of such event. The Executive’s attribution period for the services performed under this Section is considered to be the date of this Amendment through the new Scheduled Retirement Date and does not consider prior services performed by the Executive.

6.             For avoidance of doubt, notwithstanding anything to the contrary contained in the Agreement, any amounts payable to Executive after January 1, 2019 as a Severance Payment or an Alternative Payment shall be reduced by the then present value of the Stay Bonus.

7.             All other terms of the Agreement, as previously amended, shall remain unchanged and the Agreement, as further amended hereby, is ratified and confirmed in all respects.

Signature Page To Follow

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of December 31, 2017.

EXECUTIVE

/s/ Deepak Chopra
Deepak Chopra

OSI SYSTEMS, INC.

/s/ Alan Edrick
By:	Alan Edrick
Title:	EVP & CFO

Signature Page to Second Amendment to

Employment Agreement